Exhibit 99.2

                   HOLLINGER INTERNATIONAL STATEMENT REGARDING
                PRESS HOLDINGS INTERNATIONAL LIMITED ANNOUNCEMENT

New York, New York, January 18, 2004 - Hollinger International Inc. (NYSE: HLR) today stated that its Board of Directors received a letter from Press Holdings International Limited with respect to its intended takeover of Hollinger Inc. The Company and the Board intend to review the offer for Hollinger Inc. and its implications for Hollinger International.

Hollinger International Inc. is a global newspaper publisher with English-language newspapers in the United States, Great Britain, and Israel. Its assets include The Daily Telegraph, The Sunday Telegraph and The Spectator magazine in Great Britain, the Chicago Sun-Times and a large number of community newspapers in the Chicago area, The Jerusalem Post and The International Jerusalem Post in Israel, a portfolio of new media investments and a variety of other assets.

Contacts:

US/Canada Media
Molly Morse
Kekst and Company
212-521-4826
molly-morse@kekst.com

UK Media
Jeremy Fielding
Kekst and Company
1-212-521-4825
jeremy-fielding@kekst.com